Exhibit 10.4.1

FIRST AMENDMENT TO THE

ATLAS AIR WORLDWIDE HOLDINGS, INC.

2018 INCENTIVE PLAN

WHEREAS, the Board of Directors (the “Board”) and the stockholders of Atlas Air Worldwide Holdings, Inc. (the “Company”) have previously adopted the Atlas Air Worldwide Holdings, Inc. 2018 Incentive Plan, as may be amended from time to time (the “Plan”);

WHEREAS, the Board has determined that it is in the best interests of the Company to amend the Plan, subject to approval by the stockholders, to increase the number of authorized shares under the Plan by 1,037,250 shares of common stock of the Company;

WHEREAS, pursuant to Section 9 of the Plan, the Compensation Committee of the Board (the “Committee”), as the Plan Administrator, may at any time and from time to time amend or terminate the Plan or any outstanding Award thereunder as may be permitted by law, provided that except as otherwise expressly permitted in the Plan, the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under such Award; and

WHEREAS, the Committee and the Board have determined to amend the Plan in the manner set forth below, subject to approval by the Company’s stockholders.

NOW, THEREFORE, the Plan is hereby amended as follows, subject to approval by the stockholders:

1.	The first sentence of Section 4(a) of the Plan is hereby amended and restated in its entirety as follows:

“Subject to adjustment as provided in Section 7(b), the maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan is 2,422,901 shares of Stock plus unused Prior Plan shares of Stock.”

2.	This Amendment and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

3.	Except as amended above, the Plan shall remain in full force and effect.

This First Amendment to the Plan is adopted by the Board effective as of the date of approval by shareholders at the Company’s 2020 Annual Meeting.